Exhibit 3.24

BYLAWS OF

GULF SOUTH MEDICAL SUPPLY, INC.

A DELAWARE CORPORATION

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ARTICLE I

OFFICES AND RECORDS

Section 1.1 Delaware Office. The registered office of Gulf South Medical Supply, Inc. (the “Corporation”) in the State of Delaware shall be located at 160 Greentree Drive Suite 101, Dover, Delaware 19904. The registered agent at such address is National Registered Agents, Inc.

Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may designate or as the business of the Corporation may from time to time require.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board.

Section 2.2 Special Meeting. Special meetings of stockholders of the Corporation may be called by the Chief Executive Officer, the President or the Board.

Section 2.3 Place of Meeting. The person calling a meeting of stockholders may designate the place of meeting. If no designation is made by the person calling the meeting, the place of meeting shall be the principal office of the Corporation. Notwithstanding the foregoing, the person calling the meeting may determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board may adopt, as permitted by applicable law.

Section 2.4 Notice of Meeting. The Corporation shall notify stockholders of the date, time, and place of each annual and special stockholders’ meeting no fewer than 10 nor more than 60 days before the meeting date. Unless the Delaware General Corporation Law or the Certificate of Incorporation require otherwise, the Corporation shall notify only those stockholders entitled to vote at the meeting who have not waived the right to receive notice. Unless the Delaware General Corporation Law or the Certificate of Incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting, however, must include a description of the purpose or purposes for which the meeting is called.

Section 2.5 Quorum and Adjournment. Except as otherwise required by law, the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of stockholders. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented at the meeting, but no other business shall be transacted at such meeting. No notice of the time and place of adjourned meetings need be given, provided such adjournment is for less than thirty (30) days and further provided that no new record date is fixed for the adjourned meeting. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy by executing a writing authorizing another person or persons to vote or otherwise act on such stockholder’s behalf or by transmitting or authorizing an electronic transmission, together with evidence that such stockholder authorized such transmission. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.7 Voting. Except as otherwise provided by the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock of the Corporation owned by such stockholder. Election of directors at all meetings of the stockholders at which directors are to be elected need not be by written ballot, and, except as otherwise set forth in the Certificate of Incorporation, a plurality of the votes cast at such meeting shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the outstanding shares of the Corporation present in person or represented by proxy at the meeting and entitled to vote thereon.

Section 2.8 Action Without a Meeting. Action required or permitted by the Delaware General Corporation Law or these Bylaws to be taken at a stockholders’ meeting may be taken without a meeting if the action is taken by all stockholders entitled to vote on the action or, if so provided in the Certificate of Incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present and voted. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by stockholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest date appearing on a consent delivered to the Corporation, evidence of written consents signed by stockholders sufficient to act by written consent are received by the Corporation. A written consent may be revoked by a writing to that effect received by the Corporation prior to the receipt by the Corporation of unrevoked written consents sufficient in number to take corporate action.

Section 2.9 Waiver of Notice. A stockholder may waive any notice required to be given by law, in the Certificate of Incorporation or under these Bylaws (i) by attendance in person or by proxy at a meeting, unless the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to transacting business at the meeting because the meeting was not lawfully called or convened, or (ii) by a writing signed by the person or persons entitled to such notice, or by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated in the notice, which waiver shall be deemed equivalent to such notice.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute, by the Certificate of Incorporation or by these Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 3.2 Number, Tenure and Qualifications. Except as otherwise provided by the Certificate of Incorporation, the number of directors shall be fixed from time to time by the stockholders of the Corporation or by the Board pursuant to a resolution adopted by a majority of the Whole Board, and each director elected shall hold office until his or her successor is elected and qualified or his or her earlier death, resignation or removal. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

Section 3.3 Regular Meetings. The Board may, by resolution, provide the date and time for the holding of regular meetings of the Board.

Section 3.4 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President or at least two (2) members of the Board.

Section 3.5 Place of Meeting. The person or persons calling a meeting of the Board may designate the place of meeting. If no designation is made by the person or persons calling the meeting, the place of meeting shall be the principal office of the Corporation. Notwithstanding the foregoing, the person or persons calling the meeting may determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board may adopt, as permitted by applicable law.

Section 3.6 Action by Unanimous Consent of Directors. The Board may take action without the necessity of a meeting by the unanimous consent of directors. Such consent may be in writing or given by electronic transmission and must be filed with the minutes of proceedings of the Board. Action taken by written consent or electronic transmission shall be effective when all of the directors have signed the consent or given consent by electronic transmission, unless the consent specifies a different effective date.

Section 3.7 Notice. Notice of any special meeting of the Board shall be given to each director in writing or by facsimile transmission, telephone communication or electronic transmission. If mailed, such notice shall be effective if deposited in the U.S. mail, with postage prepaid, addressed to the director at his or her business or residence, at least seven (7) days before such meeting. If sent by reputable courier via overnight delivery, such notice shall be effective if deposited with such reputable courier, addressed to the director at his or her business or residence, at least two (2) days before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be effective if transmitted at least twenty-four (24) hours before the time set for such meeting. If by telephone, the notice shall be effective if given at least twenty-four (24) hours before the time set for such meeting; a message left at the number currently on record with the Corporation shall constitute notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting of the Board may be held at any time without notice if all of the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing or by electronic transmission, either before or after such meeting and such waiver is delivered to the Board for inclusion in its records. A director’s attendance at a meeting waives objection to lack of notice or defective notice of such meeting, unless the director, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting.

Section 3.8 Conference Telephone Meetings. Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.9 Quorum and Voting. A majority of the Board shall constitute a quorum for the transaction of business at a meeting of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.10 Vacancies. Except as otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation or removal of a director may be filled by a majority vote of the Board, and any director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.11 Committees.

A. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the committee charter or the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that no committee shall have power or authority in reference to the following matters: (i) approving, adopting or recommending to stockholders any action or matter required by law to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any bylaw.

B. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws.

Section 3.12 Removal. Except as otherwise required by law, any director, or the entire Board, may be removed from office at any time, with or without cause, by a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors.

Section 3.13 Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective upon receipt of the notice or at such later time as is stated in the notice. Unless otherwise specified in the notice, acceptance of the notice shall not be required to make any such resignation effective.

Section 3.14 Compensation of Directors. Directors may receive such compensation, if any, for their services and reimbursement for expenses as may be fixed or determined by resolution of the Board or a committee thereof.

ARTICLE IV

OFFICERS

Section 4.1 Number and Duties. The officers of the Corporation may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, all of such officers to be appointed by the Board. The Board may also appoint as an officer of the Corporation a Chairman of the Board and may appoint other officers (including one or more Assistant Treasurers and Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. The officers appointed by the Board will have the authority and shall perform the duties generally pertaining to their respective offices, subject to the specific provisions set forth in these Bylaws or as may be established by the Board from time to time. The Chief Executive Officer or the President, if any, or any other officer authorized by the Board to appoint other officers, may also from time to time appoint such other officers as may be necessary or desirable for the business of the Corporation. Such other officers shall have such duties as may be prescribed by the Board or by the appointing officer. Any two or more offices may be held by the same person and no officer except the Chairman of the Board need be a director.

Section 4.2 Appointment and Term. An officer shall hold office until his or her successor shall have been appointed or his or her earlier death, resignation or removal. All officers, however appointed, may be removed with or without cause by the Board, and any officer appointed by another officer may also be removed by the appointing officer with or without cause. The Chief Executive Officer and the President shall have the power to suspend from office for cause any officer appointed by the Board, if such suspension is promptly declared in writing to the Board.

Section 4.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and the stockholders of the Corporation and perform such other duties and have such other powers as the Board shall designate from time to time. In the absence of the Chairman of the Board, the Board may designate an individual to preside over any meeting of the Board or the stockholders.

Section 4.4 Chief Executive Officer. The Chief Executive Officer shall be the general manager of the Corporation and, subject to the control of the Board, shall generally supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer will have any other authority and shall perform any other duties that the Board may delegate to him or her from time to time.

Section 4.5 President. The President shall be the chief operating officer of the Corporation and shall be subject to the general supervision, direction, and control of the Chief Executive Officer, unless the Board provides otherwise. The President shall see that all orders and resolutions of the Board are carried into effect. The President will have any other authority and shall perform any other duties that the Board may delegate to him or her from time to time.

Section 4.6 Vice Presidents. In the case of absence or disability of the Chief Executive Officer and the President, or at the direction of the President, the Vice President, if any, will have the authority and shall perform the duties of the President. If the Corporation has more than one Vice President, the Vice President, in order of the length of service as such, unless otherwise determined by the Board, shall act in lieu of the President. A Vice President shall have any other authority and shall perform any other duties that the Board or the Chief Executive Officer or President may delegate to him or her from time to time.

Section 4.7 Secretary. The Secretary shall: (i) keep the minutes of the meetings of the Board and of all committees and the stockholders; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) maintain and authenticate the records of the Corporation; (iv) serve as custodian of the seal, if any, of the Corporation and see that any such seal is affixed to all documents for which execution on behalf of the Corporation under seal is duly authorized; and (v) attest the signature or certify the incumbency or signature of any officer of the Corporation. The Secretary will have any other authority and shall perform any other duties that the Board or the Chief Executive Officer or President may delegate to him or her from time to time. In the case of absence or disability of the Secretary, or at the direction of the Chief Executive Officer or President, any Assistant Secretary will have the authority and may perform the duties of the Secretary.

Section 4.8 Treasurer. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such depositories as shall be selected in accordance with the provisions of these Bylaws; (ii) maintain appropriate accounting records; (iii) prepare, or cause to be prepared, annual financial statements of the Corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year. The Treasurer will have any other authority and shall perform any other duties that the Board or the Chief Executive Officer or President may delegate to him or her from time to time. In the case of absence or disability of the Treasurer, or at the direction of the Chief Executive Officer or President, any Assistant Treasurer will have the authority and may perform the duties of the Treasurer.

Section 4.9 Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective upon receipt of the notice or at such later time as is stated in the notice. Unless otherwise specified in the notice, acceptance of the notice shall not be required to make any such resignation effective.

Section 4.10 Contracts, Checks and Drafts. Except as otherwise required by law, by the Certificate of Incorporation or these Bylaws, or by resolution of the Board, any contracts, deeds, leases, bonds or other similar instruments to be made or executed by or on behalf of the Corporation may be executed and delivered by the Chief Executive Officer, the President, any Vice President, the

Secretary or the Treasurer or by any such other officer(s) of the Corporation as the Board may from time to time direct. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Chief Executive Officer, the President or the Treasurer or by such other officer(s) or agent(s) of the Corporation and in such other manner as the Board may from time to time determine. Subject to any restrictions imposed by the Board, the Chief Executive Officer or the President may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 4.11 Voting Securities Owned by the Corporation. Unless otherwise directed by the Board, the Chief Executive Officer, the President, any Vice President or the Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the stockholders or members of or with respect to any action of the stockholders or members of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers that this Corporation may possess by reason of its ownership of securities in such other entity. Any person authorized to vote securities shall have the power to appoint proxies with general power of substitution.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

Section 5.1 Stock Certificates and Transfers.

A. The Corporation’s shares may be certificated and shall be registered on the books of the Corporation with the name and address of the person to whom the shares are issued, the number of shares and the date of issue. Any certificates representing shares of the Corporation shall be in such form as the Board, Chief Executive Officer, President or Secretary may from time to time prescribe. The shares of stock of the Corporation shall be transferred on the books of the Corporation upon the request of the holder of such shares and upon surrender for cancellation of certificates for the same number of shares, with a duly executed assignment and power of transfer endorsed thereon or attached thereto and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

B. Any certificates of stock shall be signed by or in the name of the Corporation by at least two of the following officers: the Chief Executive Officer, the President, the Treasurer or the Secretary. All or any of the signatures on any certificates may be facsimile signatures. In case any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

C. The Board, the Chief Executive Officer, the President, or the Secretary may issue or cause to be issued a new certificate of stock in place of any certificate previously issued by the Corporation that is alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing issuance of a new certificate, the Board or any such officer may, as a condition precedent to the issuance, require the owner of such lost, stolen or destroyed certificate(s), or such owner’s legal representative, to indemnify the Corporation or to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Right to Indemnification. The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any formal or informal, threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), where the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, manager, partner, trustee, employee or agent, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection with such Proceeding, and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, member, manager, partner, trustee, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board. The Corporation may, by resolution of the Board, provide indemnification and Advancement of Expenses (as defined in Section 6.2) to employees and agents of the Corporation with the same scope and effect as the indemnification and advancement of expenses provided to directors and officers in this Article VI.

Section 6.2 Right to Advancement of Expenses. Expenses (including attorneys’ fees, costs and charges) incurred by an Indemnitee in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding (hereinafter an “Advancement of Expenses”); provided, however, that, if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon (a) delivery to the Corporation of (i) an affirmation by such Indemnitee of his or her good faith belief that he or she has met the standard of conduct required for Advancement of Expenses by the Delaware General Corporation Law and (ii) an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise, and (b) a determination by the Board that the facts then known to the Board would not preclude the Advancement of Expenses.

Section 6.3 Right of Indemnitee to Bring Suit. The rights to indemnification and to the Advancement of Expenses conferred in Section 6.1 and Section 6.2, respectively, shall be contract rights. If a claim under Section 6.1 or Section 6.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to also be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including the Board, its legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board, its legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to the suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Article VI or otherwise shall be on the Corporation.

Section 6.4 Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under the Certificate of Incorporation, these Bylaws, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, member, manager, partner, trustee, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.6 Other Sources of Indemnification. The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, member, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person has actually collected as indemnification or Advancement of Expenses from such other corporation, partnership, joint venture, trust or other enterprise.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Dividends; Reserves. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation; provided that such dividend payments do not conflict with any other applicable contractual, legal or other prohibition on the payment of dividends by the Corporation. In addition, the Board may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 7.2 Seal. If the Corporation shall have a corporate seal, it shall have inscribed on it the name of the Corporation and shall be in such form as may be approved from time to time by the Board.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the stockholders or the Board.